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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of our reports, as of and for each of the two years in the period ended December 31, 1996 and as of and for the four-month period ended April 30, 1997, dated July 14, 1997 and July 17, 1997, respectively, on our audits of the financial statements of the Cutex Brands of Chesebrough-Pond's USA Co.


                                 Coopers & Lybrand L.L.P.

Stamford, Connecticut
December 17, 1997